Exhibit 99.1

                        American Banknote Corporation
                               410 Park Avenue
                          New York, NY  10022-4407



Contact: Jean Marie Young
         Director Investor Relations
         (212) 593-5700

                                               FOR IMMEDIATE RELEASE

                        AMERICAN BANKNOTE CORPORATION
                 ANNOUNCES TRADING IN SHARES TO BE SUSPENDED

NEW YORK, July 20, 1999   American Banknote Corporation (NYSE:ABN) announced
that it has been notified by the New York Stock Exchange that trading in the Company's stock will be suspended prior to the opening on Tuesday, August 3, 1999 or such earlier date as: i) ABN commences trading in another securities marketplace; ii) information is received that ABN does not meet the listing requirements of the other securities marketplace; or iii) ABN makes a material adverse news announcement. Following suspension, application will be made by the NYSE to the Securities and Exchange Commission to delist the issue. The NYSE has taken these actions in light of the Company's failure to meet certain listing standards.

As previously announced, the Company's advisor, The Blackstone Group, is continuing discussions with an informal committee of Subordinated Note holders, who hold more than 85% of the Notes, on the terms of a consensual restructuring converting all or a substantial portion of that debt to equity. However, there can be no assurance that the Company will be able to reach any agreement with the holders of these Notes.

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce.

Statements regarding a future restructuring or about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-look statements are specified in the Company's filings under the Securities Exchange Act of 1934, as amended, on file with the Securities and Exchange Commission.

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